UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 6, 2011, Sunoco, Inc. (the “Company”) announced that it plans to exit the crude oil refining business and has begun a process to sell its refineries located in Philadelphia and Marcus Hook, PA. The Company stated that if a suitable transaction cannot be implemented, the Company intends to idle the main processing units at these refineries in July 2012.

In connection with the decision to exit refining, the Company expects to record a pretax noncash charge of between $1.9 billion and $2.2 billion in the third quarter of 2011, related to impairment of the plant and equipment in the refineries. In the event the processing units are idled, additional pretax charges of up to $500 million, primarily related to contract terminations, staffing costs and severance, may be incurred. Most of these costs would be paid over a period of approximately one year. Additionally, upon the sale of the refineries or idling of the main processing units, the Company expects to record a pretax gain related to the liquidation of all of its crude oil and a significant portion of its refined product inventories totaling approximately $2 billion at current market prices. The actual amount of this pretax gain will depend upon the market value of crude and refined products and the volumes on hand at the time of liquidation.

A copy of the Company’s press release on these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.06	Material Impairments.

The information required to be disclosed under this item is included in Item 2.05 above and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Sunoco, Inc. Press Release dated September 6, 2011

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Company’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: September 7, 2011

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sunoco, Inc. Press Release dated September 6, 2011